EXHIBIT 10.s

                  RECEIVABLES PURCHASE AND SERVICING AGREEMENT

                          dated as of December 4, 1997

                                  by and among

                           LLAMA RETAIL FUNDING, L.P.,
                                  as purchaser,

                              CAPITAL USA, L.L.C.,
                            as administrative agent,

                      SUNBEAM ASSET DIVERSIFICATION, INC.,
                                 as seller, and

                             SUNBEAM PRODUCTS, INC.,
                                   as servicer


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                                TABLE OF CONTENTS


                                                                               PAGE

                                                     ARTICLE I
                                                    DEFINITIONS

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         Section 1.1. Certain Defined Terms.......................................................................1
         Section 1.2. Other Terms.................................................................................1

                                                    ARTICLE II
                                              PURCHASE OF RECEIVABLES

         Section 2.1. Facility....................................................................................2
         Section 2.2. Making Purchases from the Seller............................................................2
         Section 2.3. Receivables Interest........................................................................3
         Section 2.4. Dividing or Combining Receivables Interest..................................................3
         Section 2.5. Establishment of Collection Account.........................................................4
         Section 2.6. Determinations by the Administrative Agent..................................................4
         Section 2.7. Deposits to the Collection Account and the Escrowed Amounts
         Subaccount...............................................................................................4
         Section 2.8. Disbursements From the Collection Account - Revolving Period................................4
         Section 2.9. Liquidation Settlement Procedures...........................................................5
         Section 2.10. General Settlement Procedures..............................................................6
         Section 2.11. Investment of Accounts.....................................................................7
         Section 2.12. Availability of Information................................................................7
         Section 2.13. Construction of Agreement..................................................................7
         Section 2.14. Further Action Evidencing Purchases........................................................8
         Section 2.15. Separate Transactions......................................................................8
         Section 2.16. Eligible Receivables.......................................................................8
         Section 2.17. Payments and Computations, Etc.............................................................9

                                                    ARTICLE III
                                              CONDITIONS TO PURCHASE

         Section 3.1. Conditions Precedent to Effectiveness of Agreement..........................................9
         Section 3.2. Conditions Precedent to All Purchases under this Agreement..................................9

                                                    ARTICLE IV
                                          REPRESENTATIONS AND WARRANTIES

         Section 4.1. Representations and Warranties of the Seller...............................................10
         Section 4.2. Representations and Warranties of the Seller With Respect to the Pool
         Receivables.............................................................................................13

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         Section 4.3. Representations and Warranties of the Servicer.............................................13
         Section 4.4. Representations and Warranties of the Purchaser............................................13

                                                     ARTICLE V

                                                     COVENANTS

         Section 5.1. Affirmative Covenants of the Seller........................................................14
         Section 5.2. Negative Covenants of the Seller...........................................................15
         Section 5.3. Reporting Requirements of the Seller.......................................................15
         Section 5.4. Change of Ownership of the Seller..........................................................15
         Section 5.5 Agreements of the Administrative Agent......................................................15

                                                    ARTICLE VI
                                                   THE SERVICER

         Section 6.1. Appointment of the Servicer; Subservicers..................................................16
         Section 6.2. Servicing Fees.............................................................................17
         Section 6.3. Negative Covenants of the Servicer.........................................................17
         Section 6.4. Reporting..................................................................................18
         Section 6.5. Covenants of the Servicer Regarding the Pool Receivables and
         Servicing Records.......................................................................................18
         Section 6.6. Servicer Not to Resign.....................................................................19
         Section 6.7. Indemnities by the Servicer................................................................19
         Section 6.8. Appointment of the Successor Servicer......................................................19
         Section 6.9. Duties of the Servicer Following Appointment of a Successor
         Servicer................................................................................................20
         Section 6.10. Effect of Termination or Resignation......................................................20

                                                    ARTICLE VII
                                                TERMINATION EVENTS

         Section 7.1. Termination Events.........................................................................20
         Section 7.2. Actions Upon Termination Event.............................................................22

                                                   ARTICLE VIII

                                                  INDEMNIFICATION

         Section 8.1. Indemnities by the Seller..................................................................23

                                                    ARTICLE IX
                                             THE ADMINISTRATIVE AGENT

         Section 9.1. Authorization and Action...................................................................24
         Section 9.2. Reliance, Etc..............................................................................24
         Section 9.3. Capital USA, L.L.C. and Affiliates.........................................................25


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         Section 9.4. Communication with Obligors................................................................25

                                                     ARTICLE X

                                                   MISCELLANEOUS

         Section 10.1. Notices, Etc..............................................................................25
         Section 10.2. Binding Effect; Assignability; Survival...................................................25
         Section 10.3. Costs, Expenses and Taxes.................................................................26
         Section 10.4. Confidentiality...........................................................................26
         Section 10.5. No Proceedings............................................................................27
         Section 10.6. Amendments; Waivers; Consents; Remedies...................................................27
         Section 10.7. Severability..............................................................................27
         Section 10.8. Descriptive Headings......................................................................28

         Section 10.9. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER

         OF JURY TRIAL...........................................................................................28
         Section 10.10.  Execution in Counterparts...............................................................28

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                            RECEIVABLES PURCHASE AND
                               SERVICING AGREEMENT

         RECEIVABLES PURCHASE AND SERVICING AGREEMENT, dated as of December 4, 1997 (the "AGREEMENT"), by and among SUNBEAM ASSET DIVERSIFICATION, INC., a Delaware corporation as Seller (the "SELLER"), LLAMA RETAIL FUNDING, L.P., a Delaware limited partnership, as purchaser (in such capacity, together with its successors and assigns, the "PURCHASER"), SUNBEAM PRODUCTS, INC., a Delaware corporation as originator of the Receivables (the "ORIGINATOR") and as servicer (in such capacity, together with its successors and assigns, the "SERVICER") and CAPITAL USA, L.L.C., a Delaware corporation in its capacity as administrator hereunder (as such, together with its successors and assigns, the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H:

                  WHEREAS, the Seller desires to sell certain trade receivables originated by the Originator from time to time and the Purchaser desires to purchase such trade receivables in accordance with the terms of this Agreement;

                  WHEREAS, the Administrative Agent has been requested and is willing to provide certain administrative services on behalf of the Purchaser in connection with the making and financing of such purchases;

                  WHEREAS, the Purchaser desires that a Servicer be appointed to service receivables purchased by the Purchaser under this Agreement and the Originator has been requested and is willing to act as the Servicer;

                  NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. CERTAIN DEFINED TERMS.

         Defined terms used herein shall have the meanings set forth in Annex I hereto.

         SECTION 1.2. OTHER TERMS.

         All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC of the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. All hourly references herein shall refer to New York City time. Except as otherwise indicated, all agreements defined in this Agreement refer to the same as from time to time amended or supplemented.



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                                   ARTICLE II

                             PURCHASE OF RECEIVABLES

         SECTION 2.1. FACILITY.

         The Purchaser may, on the terms and conditions set forth herein, and in its sole discretion, make Purchases of Receivables Interests from the Seller. Purchases may be made until the occurrence of the Purchase Termination Date. The Purchaser will not make any Purchase if, after giving effect to such Purchase, the aggregate Capital Investment for all Receivables Interests hereunder would exceed the Purchase Limit. Nothing in this Agreement shall be deemed to be or construed as a commitment by the Purchaser to purchase any Receivables Interest. In the event the Purchaser is not able to make a Purchase that it otherwise has agreed to make solely as a result of a CP Disruption Event, the Purchaser will, to the extent an advance is permitted to be made under the Liquidity Agreement, request such an advance under the Liquidity Agreement and, upon receipt of the proceeds of such advance, will make such Purchase in an amount equal to the amount of such advance.

         SECTION 2.2. MAKING PURCHASES FROM THE SELLER.

         (a) Purchases that the Purchaser agrees to make will be made on Purchase Dates. A Purchase will only be made if the Seller has delivered a Request Notice to the Administrative Agent by 1:00 p.m. on the Business Day immediately prior to the requested Purchase Date.

         (b) The Administrative Agent, on behalf of the Purchaser, will promptly notify the Seller of the Purchaser's decision to make a Purchase or not to make a Purchase and, if so, whether the amount specified by the Seller in the Request Notice is acceptable to the Purchaser. Each notification will be made by delivery of a Purchase Notification on the related Purchase Date to the Seller.

         (c) On the date of a Purchase, the Administrative Agent on behalf of the Purchaser shall, upon satisfaction of the Purchase Conditions, make available to the Collection Account the Capital Investment for such Receivables Interest (as set forth in related Purchase Notification, which amount may be reduced by any amounts due under Sections 2.10, 8.1 or 10.3 that remain unpaid on such day of Purchase) in same day funds, which amount shall be made immediately available to the Seller at the account of the Seller specified in writing to the Administrative Agent by the Seller from time to time.

         (d) Effective on the date of each Purchase pursuant to this Section 2.2, the Seller hereby sells and assigns to the Purchaser an undivided percentage ownership interest, to the extent of the Receivables Interest then being purchased, in each Pool Receivable then existing and in the Related Security and Collections with respect thereto.

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         SECTION 2.3. RECEIVABLES INTEREST.

         (a) The Administrative Agent will calculate the Receivables Interest purchased on each Purchase Date and shall, on such Purchase Date, combine such Receivables Interest, pursuant to the provisions of Section 2.4, with any outstanding Receivables Interest and calculate the combined Receivable Interest, after giving effect to the Purchase made on that Purchase Date, and notify the Seller of the combined Receivables Interest in the Purchase Notification. The undivided percentage interest of any Receivables Interest is equal to the percentage equivalent of a fraction:

                                    CI + R
                                    ------
                                     NRPB

                              where:

                  CI = the Capital Investment on the date the Receivables Interest is calculated.

                  R = the sum of the Applicable Margin Reserve, the Dilution Reserve, the Fee Reserve and the Yield Reserve, each on the date the Receivables Interest is calculated.

                  NRPB = The Net Receivables Pool Balance on the date the Receivables Interest is calculated.

         (b) A Receivables Interest shall become zero on the later to occur of
(a) the date the Purchaser shall have (i) received the Accrued Daily Yield for such Receivables Interest, plus any amount reasonably allocated by the Administrative Agent in respect of the discount on Commercial Paper and the interest on Liquidity Loans to mature after the date the Receivables Interest becomes zero, (ii) recovered its Capital Investment and (iii) received all other amounts payable to the Purchaser pursuant to this Agreement, and (b) the date the Servicer shall have received the accrued Servicing Fee for such Receivables Interest. A Receivables Interest shall remain constant until the next Purchase Date on which a Purchase is made and shall remain constant at all times on and after the Purchase Termination Date.

         SECTION 2.4. DIVIDING OR COMBINING RECEIVABLES INTEREST.

         The Administrative Agent may at any time either (i) divide any Receivables Interests into two or more Receivables Interests having aggregate Capital Investment equal to the Capital Investment of such divided Receivables Interest, or (ii) combine any two or more Receivables Interest into a single Receivables Interest having Capital Investment equal to the aggregate of the Capital Investment of such original Receivables Interests.

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         SECTION 2.5. ESTABLISHMENT OF COLLECTION ACCOUNT.

         Prior to or simultaneously with the execution and delivery of this Agreement, the Purchaser and the Administrative Agent shall establish an Eligible Bank Account in the name of the Purchaser titled as specified in the Receivables Purchase Agreement (the "COLLECTION ACCOUNT"). In addition, the Administrative Agent shall establish and maintain a subaccount of the Collection Account (the "ESCROWED AMOUNT SUBACCOUNT") into which all Escrowed Amounts shall be deposited and retained until the expiration of the related Escrow Period. Notwithstanding the agreement of any Obligor to deposit all amounts owing in respect of the Pool Receivables directly to the Lockbox Account, each of the Seller and the Servicer shall deposit all Collections it may receive in respect of Pool Receivables into the Lockbox Account no later than the first Business Day following the date of receipt thereof. Any Collections in respect of Pool Receivables held by the Seller or the Servicer pending transfer to the applicable Collection Account as provided in this Agreement shall be held in trust for the benefit of the Purchaser until such amounts are deposited into the applicable Collection Account.

         SECTION 2.6. DETERMINATIONS BY THE ADMINISTRATIVE AGENT.

         (a) The Administrative Agent's determinations and calculations made under, or pursuant to, this Agreement shall in all cases be conclusive in the absence of manifest error.

         (b) On each Business Day, the Administrative Agent shall determine the amount of Collections received on Pool Receivables. The Administrative Agent shall notify the Purchaser, the Seller and the Servicer of its determinations under this Section 2.6.

         SECTION 2.7. DEPOSITS TO THE COLLECTION ACCOUNT AND THE ESCROWED AMOUNTS SUBACCOUNT.

         (a) On each Business Day all Collections in the Lockbox Account shall be transferred by the Administrative Agent to the Collection Account.

         (b) On any Business Day, the Purchaser may deposit into the Collection Account all or a portion of the net proceeds of Commercial Paper or of any Liquidity Loan or any other funds available to the Purchaser for deposit.

         (c) Amounts in respect of the Escrowed Amounts shall be retained in the Escrowed Amounts Subaccount until the expiration of the related Escrow Period at which time such amounts shall be included in Available Funds and disbursed as provided in Sections 2.8 and 2.9.

         SECTION 2.8. DISBURSEMENTS FROM THE COLLECTION ACCOUNT - REVOLVING PERIOD.

         On each Business Day during the Revolving Period the Administrative Agent shall allocate all Available Funds on deposit in the Collection Account in the following priority (to the extent funds are available therefor):


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         (a) an amount equal to Accrued Daily Yield shall be deposited into the
Collateral Account;

         (b) an amount equal to any Accrued Daily Servicing Fee due to any Successor Servicer appointed hereunder shall be retained in the Collection Account or if such Business Day is a Settlement Date, an amount equal to any accrued and unpaid Servicing Fee due to the Successor Servicer through the end of the related Settlement Period shall be paid to such Successor Servicer;

         (c) an amount equal to Accrued Daily Fees and Expenses shall be deposited into the Collateral Account;

         (d) to the extent not paid pursuant to clause (b) above, an amount equal to any Accrued Daily Servicing Fee due to the Servicer shall be retained in the Collection Account or if such Business Day is a Settlement Date, an amount equal to any accrued and unpaid Servicing Fee due to the Servicer through the end of the related Settlement Period shall be paid to the Servicer;

         (e) that portion of the remaining amount up to the current Capital Investment shall be deposited into the Collateral Account in reduction of such Capital Investment or, if such Business Day is a Purchase Date, an amount up to Capital Investment for the Receivables Interest to be purchased on such day, net of amounts payable by the Seller pursuant to Sections 2.10, 8.1 and 10.3 or otherwise hereunder (which shall be deposited into the Collateral Account or, to the extent such amounts constitute Escrowed Amounts, retained in the Collection Account until the expiration of the related Escrow Period), shall be paid on behalf of the Purchaser to purchase any Receivables Interest to be purchased on such Purchase Date;

         (f) if such Business Day is also a Settlement Date, an amount equal to any unpaid amounts owing by the Seller pursuant to Sections 2.10, 8.1 and 10.3 or otherwise hereunder (other than Escrowed Amounts which shall be retained in the Collection Account until the expiration of the related Escrow Period) shall be deposited into the Collateral Account on behalf of the Purchaser; and

         (g) if such Business Day is also either a Settlement Date or a Purchase Date, the balance in the Collection Account as of the end of such Settlement Period shall be paid to the Seller.

         SECTION 2.9. LIQUIDATION SETTLEMENT PROCEDURES.

         On each Business Day on and after the Purchase Termination Date, the Administrative Agent shall allocate all Available Funds on deposit in the Collection Account in the following priority (to the extent funds are available therefor):

         (a) to the Collateral Account, an amount equal to the sum of the following:

                  (i) unpaid Accrued Daily Yield through and including such date;

                  (ii) the outstanding Capital Investment;

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                  (iii) all unpaid amounts owing by the Seller to the Purchaser pursuant to Sections 2.10, 8.1 or 10.3 or otherwise hereunder (other than Escrowed Accounts which shall be retained in the Collection Account until the expiration of the Escrow Period); and

                  (iv) unpaid Accrued Daily Fees and Expenses through and including such date;

         (b) to any Successor Servicer, an amount equal to any accrued and unpaid Servicing Fee owing to such Successor Servicer;

         (c) to the Servicer, an amount equal to the accrued and unpaid Servicing Fee owing to the Servicer; and

         (d) the remaining balance shall be released to the Seller.

         SECTION 2.10. GENERAL SETTLEMENT PROCEDURES.

         If, on any day the Outstanding Balance of any Eligible Receivable is reduced or canceled as a result of either (i) any event giving rise to a Dilution or (ii) a setoff in respect of any claim by the Obligor thereof against the Seller or any Affiliate of Seller (whether such claim arises out of the same or a related transaction or an unrelated transaction), then, the Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such Dilution, reduction or cancellation. If, on any day the representations and warranties in Section 4.2 of this Agreement are no longer true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full. The Seller or the Servicer, on behalf of the Seller, no later than the fifteenth day after such deemed receipt, shall deposit such amount to the Collection Account for deposit to the Escrowed Amount Subaccount; PROVIDED, HOWEVER, that if a Purchase is made by the Purchaser during such 15-day period, the Purchaser shall reduce the Cash Purchase Price otherwise payable by it for such Purchase by the amount of any such deemed collection, which reduction shall constitute payment in full of such deemed collection by the Seller. If and to the extent the Purchaser shall be required for any reason to pay over to an Obligor, any bankruptcy trustee of any Obligor, any Obligor as debtor-in-possession or otherwise any amount received on the Purchaser's behalf hereunder, such amount shall be deemed not to have been so received by the Purchaser, but rather to have been retained by the Seller and, accordingly, the Purchaser shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof. Except as otherwise provided in this Section 2.10, or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivables shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates its payment for application to specific Receivables.

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         SECTION 2.11. INVESTMENT OF ACCOUNTS.

         Subject to the provisions of this Section 2.11, amounts on deposit in the Collection Account (including any amounts held in the Escrowed Amount Subaccount) shall be invested in Permitted Investments. Until the Purchase Termination Date, to the extent there are uninvested amounts deposited in the Collection Account (including any amounts held in the Escrowed Amount Subaccount) in excess of the Minimum Investment Amount, the Administrative Agent shall invest all such amounts in Permitted Investments selected by the Purchaser, that mature no later than the immediately succeeding Purchase Date. On and after the Purchase Termination Date, any investment of such amounts in Permitted Investments shall be solely at the discretion of the Purchaser. All investment earnings shall be disbursed in the same manner and priority as all other amounts in the Collection Account except that net investment earnings on the Escrowed Amount Subaccount shall be deposited into the Yield Subaccount of the Collateral Account on behalf of the Purchaser.

         SECTION 2.12. AVAILABILITY OF INFORMATION.

         (a) The Administrative Agent shall provide written notice, substantially in the form of Exhibit B, to the Seller, the Servicer and the Purchaser of the determinations and disbursements made on each Business Day, Purchase Date and Settlement Date pursuant to this Article 2.

         (b) In the event that the Administrative Agent is unable to obtain information from the Seller or the Servicer with respect to any Receivable which information is necessary for it to make the determinations set forth in Sections 2.6, 2.7 , 2.8, 2.9 or 2.10 there shall be a presumption that such Receivable has not been paid and the Administrative Agent shall make the determinations set forth in Section 2.6 and the allocations and distributions in Sections 2.8 and
2.9 based on such presumption. Upon such information becoming available, the Administrative Agent shall take reasonable steps to recalculate the determinations made subject to the presumption set forth above. The Administrative Agent is hereby authorized to withdraw and disburse amounts from the Lockbox Account and the Collection Account following the recalculation of such determinations so as to achieve the same result as if disbursements of amounts in such accounts had been made with knowledge of the correct information in accordance with the terms of this Agreement.

         SECTION 2.13. CONSTRUCTION OF AGREEMENT.

         It is the intention of the parties hereto that the purchase and sale of Receivables Interests from the Seller to the Purchaser be treated for all purposes as a sale of such Receivables Interests and the proceeds thereof. However, if a court of competent jurisdiction were to hold that the transaction evidenced hereby is not a purchase, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the transactions effected hereby shall be deemed to be secured financings in each case under applicable law and, to that end, the Seller grants to the Purchaser a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the following, whether now existing or


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hereafter created: the Receivables, the Receivables Sale Agreement and all
documents and instruments executed pursuant thereto, all Collections on such Receivables, all amounts on deposit from time to time in the Lockbox Account and the Collection Account, all other rights relating to and payments made in respect of this Agreement, and all proceeds of any of the foregoing.



         SECTION 2.14. FURTHER ACTION EVIDENCING PURCHASES.

         (a) The Seller agrees that, from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Purchaser or the Administrative Agent may reasonably request, in order to perfect, protect or more fully evidence the transfer of ownership of the Pool Receivables or to enable the Purchaser to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, the Seller will, upon the request of the Purchaser, (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate, or as the Purchaser may reasonably request, and (ii) segregate all invoices of Pool Receivables and indicate by legend and in a conspicuous manner that such invoices relate to Pool Receivables, an interest in which has been transferred to the Purchaser. The manner by which the Servicer segregates and legends the invoices of Pool Receivables is subject to approval by the Administrative Agent on behalf of the Purchaser.

         (b) The Seller hereby authorizes the Purchaser to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relating to all or any of the Pool Receivables and Collections with respect thereto without the signature of the Seller.

         SECTION 2.15. SEPARATE TRANSACTIONS.

         The Seller, the Originator, the Purchaser and the Administrative Agent acknowledge that the parties are entering into the transactions described in this Agreement in reliance on the Seller's identity as a separate legal entity from the Originator. The Originator and the Seller agree to (a) maintain the Seller's identity as a separate legal entity and (b) not to make any representation to any third party as to the Seller's identity which might be construed to be in conflict with the Seller's existence as an entity with assets and liabilities distinct from those of the Originator.

         SECTION 2.16. ELIGIBLE RECEIVABLES.

         The Purchaser may from time to time unilaterally amend any of the Schedules to this Agreement to reflect (a) in its judgment, the historical experience of the Seller and the Purchaser with respect to Receivables, and (b) criteria of eligibility of Receivables to be purchased under this Agreement. Such amendment shall be made solely at the discretion of the Purchaser and shall be effected by delivery by the Purchaser of a notice to each other party hereto containing a copy of the revised Schedule or Schedules. The effective date of such amendment shall be five Business Days after such delivery.

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         SECTION 2.17. PAYMENTS AND COMPUTATIONS, ETC.

         (a) All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be paid or deposited no later than 11:00 A.M. on the day when due in same day funds.

         (b) The Seller or the Servicer, as the case may be, shall, to the extent permitted by law, pay interest on any amount not paid or deposited by it on the date when due hereunder, at an interest rate per annum equal to 2.0% per annum above the Yield Discount, payable on demand.

         (c) The Administrative Agent, on behalf of the Seller and the Servicer agrees to calculate each Receivables Interest, the Capital Investment, the Net Receivables Pool Balance and each of the Yield Reserve, the Fee Reserve, the Applicable Margin Reserve and the Dilution Reserve, together with all subsidiary calculations. The Administrative Agent will promptly notify the Servicer in writing of each such calculation. Unless the Servicer shall notify the Administrative Agent in writing that such calculation is incorrect (and such writing specifies the nature of such error), each such calculation made by the Administrative Agent shall be conclusive.

         (d) All computations of interest under subsection (b) above shall be made on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

                                   ARTICLE III

                             CONDITIONS TO PURCHASE

         SECTION 3.1. CONDITIONS PRECEDENT TO EFFECTIVENESS OF AGREEMENT.

         The effectiveness of this Agreement is subject to the condition precedent that the Purchaser and the Administrative Agent shall each have received on or before the Effective Date each of the items set forth in Annex II hereof, each in form and substance satisfactory to the Administrative Agent.

         SECTION 3.2. CONDITIONS PRECEDENT TO ALL PURCHASES UNDER THIS
AGREEMENT.

         Each Purchase hereunder (including the initial Purchase) shall be subject to the satisfaction of each of the conditions precedent set forth in Annex III hereof.

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                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.1. REPRESENTATIONS AND WARRANTIES OF THE SELLER.

         The Seller represents and warrants to the Purchaser and the Administrative Agent as of the date hereof, as of the Effective Date and on each subsequent Purchase Date as follows:

         (a) The Seller is an entity of the type set forth next to its name in the first paragraph of the Receivables Purchase Agreement duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and is duly qualified to do business, is in good standing, in each jurisdiction in which the nature of its business requires it to be so qualified, has the power and authority to own and convey all of its properties and to execute and deliver this Agreement and the Related Documents and to perform the transactions contemplated hereby and thereby.

         (b) The Seller is intended to be operated in such a manner that it would not be substantively consolidated in the bankruptcy estate of another Person (that is, such that the separate corporate existence of the Seller and the Originator would be disregarded), in the event of a bankruptcy or insolvency of the Originator.

         (c) The Seller is a limited purpose entity whose activities are restricted in its formation documents;

         (d) Neither the Originator nor any Affiliate of the Originator is involved in the day-to-day management of the Seller (except pursuant to written management agreements, copies of which have been provided to the Administrative Agent);

         (e) Other than the purchase and contribution of Receivables pursuant to the Receivables Sale Agreement, the payment of dividends and the return of capital, and the payment of Servicing Fees to the Servicer under this Agreement, the Seller engages in no intercorporate transactions with the Originator or any Affiliate of the Originator;

         (f) The Seller maintains separate corporate or other applicable records and books of account from the Originator, holds regular corporate or other applicable meetings and otherwise observes corporate or other applicable formalities;

         (g) The financial statements and books and records of the Seller and the Originator prepared after the Effective Date reflect the separate existence of the Seller;

         (h) The Seller maintains its assets separately from the assets of the Originator and any other Affiliate of the Originator (including through the maintenance of separate bank accounts), and the Seller's funds and assets, and records relating thereto, have not been and are not commingled with those of the Originator or any other Affiliate of the Originator;

         (i) Neither the Originator nor any Affiliate of the Originator (A) pays the Seller's expenses, (B) guarantees the Seller's payment obligations, or (C) advances funds to the Seller for the payment of expenses or otherwise; PROVIDED, HOWEVER, the Originator may from time to time contribute Receivables to the Seller as an increase of stated capital;

         (j) All business correspondence of the Seller and other communications are conducted in the Seller's own name, on its own stationery, and the Seller has a separately-listed telephone number and a separate office from the Originator (which office may be located within the Originator's offices pursuant to a written agreement between the Originator and the Seller for the provision of such office);

         (k) The Seller does not act as agent for the Originator, but instead presents itself to the public as an entity separate from the Originator, independently engaged in the business of purchasing and financing Receivables; and

         (l) If the Seller is a corporation, it maintains (or, if the Seller is a limited partnership or limited liability company, its general partner or at least one member is a corporation that maintains) at least one independent director at all times who shall at no time be a shareholder, director, officer, or employee of the Originator or any Affiliate of the Originator (other than the Seller) as provided in its certificate or articles of incorporation.

         (m) The Seller has not engaged, and does not presently engage, in any activity other than the activities undertaken pursuant to this Agreement and the Related Documents, nor has the Seller entered into any agreement other than this Agreement and the Related Documents.

         (n) The execution, delivery and performance by the Seller of this Agreement, the Related Documents and the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary corporate or other action on the part of the Seller, (ii) do not contravene or cause the Seller to be in default under (A) the Seller's formation or governance documents, (B) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Seller, any Affiliate or their respective property, or (C) any law, rule, regulation, order, license requirement, writ, judgment, award, injunction, or decree applicable to, binding on or affecting the Seller, any Affiliate or their respective property, that, with respect to any contravention or default by any such Affiliate, would materially and adversely affect the results of operations or property of such Affiliate, and
(iii) do not result in or require the creation of any Adverse Claim upon or with respect to any of the property of the Seller or any Affiliate (other than in favor of the Purchaser as contemplated hereunder).

         (o) This Agreement and the Related Documents have each been duly executed and delivered by the Seller and constitute the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its respective terms.

         (p) No consent of, notice to, filing with or permits, qualifications or other action by any Governmental Authority or any other party is required (i) for the due execution, delivery and performance by the Seller of this Agreement or any of the Related Documents, or (ii) for the perfection of or the exercise by each of the Purchaser, the Administrative Agent or any assignee of the Purchaser of any of its rights or remedies hereunder or thereunder, in each case other than consents, notices, filings and other actions which have been obtained or made and complete copies of which have been provided to the Administrative Agent.

         (q) There is no pending or threatened, nor any reasonable basis for any, action, suit or proceeding against or affecting the Seller, its officers or directors, or the property of the Seller, in any court or tribunal, before any arbitrator of any kind or before or by any Governmental Authority and no injunction, writ, restraining order or other order of any nature adverse to the Seller or the conduct of its business or which is inconsistent with the due consummation of the transactions contemplated by this Agreement or the Related Documents has been issued by a Governmental Authority nor been sought by any Person.

         (r) The principal place of business and chief executive office of the Seller, and the office where the Seller keeps its Records and the original copies of the Contracts are located at the address of the Seller for notices under Section 10.1, and there are currently no, and during the past four months (or such shorter time as the Seller has been in existence) there have not been, any other locations where the Seller is located (as that term is used in the UCC of the jurisdiction where such principal place of business is located) or keeps Records except as set forth on the attached Schedule 2. The Seller does not have and has never conducted business using tradenames, fictitious names, assumed names or "doing business as" names. The Seller does not have any Subsidiaries.

         (s) The Seller is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the Receivables Sale Agreement. The Seller has no Debts to any Person other than pursuant to this Agreement and the Related Documents. The Seller, after giving effect to the transactions contemplated by this Agreement and the Related Documents, will have an adequate amount of capital to conduct its business in the foreseeable future.

         (t) For federal income tax, reporting and accounting purposes, the Seller will treat the purchase or absolute assignment of each Pool Receivable pursuant to the Receivables Sale Agreement as a purchase or absolute assignment of the Originator's full right, title and ownership interest in such Pool Receivable to the Seller (and those Receivables contributed to the Seller by the Originator pursuant to the Receivables Sale Agreement shall be accounted for as an increase in the stated capital of the Seller) and the Seller has not in any other manner accounted for or treated such transactions.

         (u) The Seller has complied in all material respects with all applicable laws, rules, regulations and orders with respect to it, its businesses and properties and all Receivables and related contracts and the performance of its obligations hereunder and pursuant to the Related Documents.

         (v) The Seller has filed on a timely basis all tax returns (federal, state and local) required to be filed, is not liable for taxes payable by any other Person and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from the Seller.

         (w) No transaction contemplated by this Agreement requires compliance with any bulk sales act or similar law.

         (x) No provision of the Receivables Sale Agreement, any Related Document, or the Seller's articles or certificate of incorporation or by-laws, has been amended, modified or waived from the form of such documents delivered to the Administrative Agent pursuant to Section 3.1.

         (y) All information heretofore or hereafter furnished by or on behalf of the Seller to the Administrative Agent or the Purchaser in connection with this Agreement or any transaction contemplated hereby, including, without limitation, any information contained in any Request Notice or Officer's Certificate is and will be true and complete in all material respects and does not and will not omit to state a material fact necessary to make the statements contained therein not misleading.

         SECTION 4.2. REPRESENTATIONS AND WARRANTIES OF THE SELLER WITH RESPECT TO THE POOL RECEIVABLES.

         With respect to each Receivable designated as an Eligible Receivable, the Seller represents and warrants to the Purchaser as of each Business Day (including any Purchase Date) that each such Receivable is an Eligible Receivable.

         SECTION 4.3. REPRESENTATIONS AND WARRANTIES OF THE SERVICER.

         The Servicer hereby represents and warrants to the Purchaser as of the date hereof and throughout the term of this Agreement that the representations and warranties contained in Section 3(a) through (e), (h), and (j) through (n) of the Receivables Sale Agreement are true and correct as to it as Servicer.

         SECTION 4.4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

         The Purchaser hereby represents as follows:

         (a) The Purchaser is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business, is in good standing, in each jurisdiction in which the nature of its business requires it to be so qualified, has the power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby and thereby. The Purchaser has complied in all material respects with all applicable laws, rules, regulations, and orders with respect to it, its business and properties, and the performance of its obligations hereunder.

         (b) The execution and delivery by the Purchaser of this Agreement and the performance by the Purchaser of the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary partnership or other action on the part of the Purchaser, (ii) do not contravene or cause the Purchaser to be in default under (A) the Purchaser's limited partnership agreement, or (B) any law, rule, regulation, order, license requirement writ, judgment, award, injunction, or decree applicable to, binding on or affecting it or its property.

         (c) This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, subject to the effect of bankruptcy, insolvency and similar laws and to general principles of equity.

                                    ARTICLE V

                                    COVENANTS

         SECTION 5.1. AFFIRMATIVE COVENANTS OF THE SELLER.

         The Seller shall, unless the Purchaser and the Liquidity Agent shall otherwise consent in writing:

         (a) operate its business such that its representations and warranties in Section 4.1 shall be true and correct at all times and notify the Administrative Agent promptly in writing if any such provision ceases to be true and correct;

         (b) use the proceeds of the Purchases made under the Receivables Purchase Agreement solely for (i) the purchase of Receivables from the Originator, (ii) payment of dividends to its shareholder, and (iii) payment of administrative expenses;

         (c) permit the Administrative Agent to make or cause to be made (and, after the occurrence of and during the continuance of a Termination Event, at the Seller's expense) inspections and audits of any books, records and papers of the Seller and shall cause the Originator to permit the Administrative Agent to make or cause to be made (and, after the occurrence of and during the continuance of a Termination Event, at the Seller's expense) inspections and audits of any books, records and papers of the Originator and to make extracts therefrom and copies thereof, or to make inspections and examinations of any properties and facilities of the Seller and shall cause the Originator to permit the Administrative Agent to make extracts therefrom and copies thereof, or to make inspections and examinations of any properties and facilities of the Originator, on reasonable notice, at all such reasonable times and as often as required in order to assure that the Seller is and will be in compliance with its obligations under this Agreement and the Related Documents;

         (d) comply or direct the Servicer to comply with the terms of the Contracts and perform or direct the Servicer to perform its obligations, if any thereunder, in accordance with the provisions of the Contract;

         (e) comply and direct the Servicer to comply with the Credit and Collection Policies; and

         (f) inform the Administrative Agent of any ERISA "reportable events".

         SECTION 5.2. NEGATIVE COVENANTS OF THE SELLER.

         The Seller shall not, unless the Purchaser and the Liquidity Agent shall otherwise consent in writing:

         (a) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, or assign any right to receive income in respect of, (i) any Pool Receivable or related Contract with respect thereto, or upon or with respect to the Lockbox Account or the Collection Account, or any other account in which any Collections of any Pool Receivable are deposited, (ii) any Receivables Interest or (iii) any of the Seller's property; provided, however, the Seller may, in the ordinary course of its operations and in compliance with its business purposes set forth in its certificate of incorporation and as permitted by law, at any time prior to the existence of a Termination Event, pay dividends and pay for its ordinary operations;

         (b) extend, amend, forgive, discharge, compromise, cancel or otherwise modify the terms of the Receivables Sale Agreement, any Related Document or of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto; and

         (c) amend its certificate of incorporation, its by-laws or any other organizational documents, any Related Document or the Credit and Collection Policies.

         SECTION 5.3. REPORTING REQUIREMENTS OF THE SELLER.

         The Seller shall furnish, or cause to be furnished, to the Administrative Agent each report described in Annex IV hereto, at the times set forth therein.

         SECTION 5.4. CHANGE OF OWNERSHIP OF THE SELLER.

         The Seller shall not, without the written consent of the Purchaser and the Administrative Agent, merge with or into, consolidate with or into, convey, transfer, lease or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, any Person (whether in one transaction or in a series of transactions).

         SECTION 5.5 AGREEMENTS OF THE ADMINISTRATIVE AGENT.

         The Administrative Agent agrees during the term of this Agreement as follows:

         (a) It will use its reasonable efforts to effect the renewal of the Liquidity Agreement.

         (b) It will request, on behalf of the Purchaser, to the extent an advance is permitted to be made under the Liquidity Agreement, an advance under the Liquidity Agreement to effect

Purchases hereunder no later than 12 noon on any Purchase Date, to the extent any Purchase is not funded by the issuance of the Purchaser's short-term commercial paper notes.

         (c) It will, upon receipt to the Collateral Account of the proceeds of any draw referred to in subsection 5.5(b), institute one or more wire transfers of such funds to the account of the Seller specified to the Administrative Agent pursuant to Section 2.2(c) by 3:00 p.m. (New York City time) on such Purchase Date. The Administrative Agent shall have no liability hereunder to the extent either (i) no funds have been received under the Liquidity Agreement as contemplated by subsection 5.5(b) or (ii) funds are not received by the Seller if the wire transfer has been initiated in conformance herewith.

                                   ARTICLE VI

                                  THE SERVICER

         SECTION 6.1. APPOINTMENT OF THE SERVICER; SUBSERVICERS.

         (a) The Purchaser hereby appoints the Servicer as its agent to service the Pool Receivables and enforce its rights and interests in and under each Pool Receivable and each related Contract and to serve in such capacity for each Collection Period unless earlier terminated by the Purchaser in the Purchaser's sole discretion by delivery to the Servicer of written termination notice from the Administrative Agent (any such termination to be effective on the date set forth in such termination notice). The Servicer hereby agrees to perform the duties and obligations with respect thereto set forth herein. The Servicer may not delegate any of its duties hereunder or otherwise sub-contract with any Person for the collection, servicing or administration of the Pool Receivables, except to CIT Corporation or such other Persons as may be reasonably approved by the Administrative Agent and in no such case shall any delegation or sub-contracting relieve the Servicer from its responsibilities hereunder.

         (b) The Servicer shall perform its obligations pursuant to this Agreement on behalf of and for the benefit of the Purchaser in accordance with the terms of this Agreement, the respective Contracts and applicable law in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar receivables for its own account.

         (c) Documents relating to Pool Receivables shall be held in trust by the Servicer for the benefit of the Purchaser and assignees as the owners thereof, and possession of any incident of ownership relating to the Pool Receivables so retained is for the sole purpose of facilitating the servicing of the Pool Receivables. Such retention and possession thereof is at the will of the Purchaser and its assignees and in a custodial capacity for their benefit only.

         (d) Each of the Seller and the Purchaser hereby authorizes the Servicer (including any successor thereto) to take any and all reasonable steps in its name and on its behalf necessary or desirable and not inconsistent with the ownership of the Pool Receivables by the Purchaser and the pledge by the Seller to the Purchaser of the Pool Receivables in the determination of the Servicer, to collect all amounts due under any and all Pool Receivables. The Originator, the

Seller and the Purchaser shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and shall cooperate with the Servicer to the fullest extent in order to ensure the collectibility of the Pool Receivables. In no event shall the Servicer be entitled to make the Purchaser or the Administrative Agent a party to any litigation without such party's express prior written consent.

         SECTION 6.2. SERVICING FEES.

         As compensation for its servicing activities hereunder and as reimbursement for its expenses in connection therewith, the Servicer shall be entitled to receive, monthly in arrears, on each Settlement Date, the Servicing Fee. The Servicer shall be required to pay for all expenses incurred by the Servicer in connection with its activities hereunder (including any payments to accountants, counsel or any other Person) and shall not be entitled to any payment therefor other than the Servicing Fee.

         SECTION 6.3. NEGATIVE COVENANTS OF THE SERVICER.

         The Servicer shall not, without the written consent of the Purchaser:

         (a) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to (and any such purported disposition shall be null and void), any Pool Receivable or related Contract with respect thereto, any Receivables Interest, or upon or with respect to the Collection Account or any other account to which any Collections of any Receivable are deposited, or assign any right to receive income in respect thereof;

         (b) make any change in the Originator's instructions to the Obligor of any Pool Receivable to make payments to the account specified to the Originator by the Administrative Agent;

         (c) consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                  (i) the Person formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety, shall be, if the Servicer is not the surviving entity, organized and existing under the laws of the United States of America or any State or the District of Columbia and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Administrative Agent in form satisfactory to the Administrative Agent, the performance of every covenant and obligation of the Servicer hereunder, and shall benefit from all the rights granted to the Servicer, as applicable hereunder;

                  (ii) the Servicer has delivered to the Administrative Agent an Officer's Certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Agreement and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of the opinion of counsel, that such supplemental agreement is legal, valid and binding with respect to the Servicer;

                  (iii) the Servicer shall have delivered notice of such consolidation, merger, conveyance or transfer to the Administrative Agent; and

                  (iv) after giving effect thereto, no Termination Event or an event which with notice or lapse of time or both would constitute a Termination Event shall have occurred.

         (d) extend, amend, forgive, discharge, compromise, cancel or otherwise modify the terms of any Related Document to which it is a party or of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

         SECTION 6.4. REPORTING.

         During the term of this Agreement, the Servicer shall furnish to the Purchaser and the Administrative Agent each report described in Annex V hereto, at the times set forth therein. The Servicer shall provide prompt written notice to the Administrative Agent of any default by the Servicer under any instrument or agreement evidencing, securing or providing for the issuance of Debt of the Servicer in a Material Amount, such notice to specify the nature of such default in reasonable detail.

         SECTION 6.5. COVENANTS OF THE SERVICER REGARDING THE POOL RECEIVABLES AND SERVICING RECORDS.

         The Servicer shall, for not less than three years or for such longer period as may be required by law, from the date on which any Pool Receivable arose, maintain the Records with respect to each Pool Receivable, including records of all payments received, credits granted and merchandise returned. The Servicer will permit representatives of the Purchaser at any time and from time to time during normal business hours, and at such times outside of normal business hours as the Purchaser shall reasonably request, (i) to inspect and make copies of and abstracts from such records, and (ii) to visit the properties of the Servicer utilized in connection with the collection, processing or servicing of the Pool Receivables for the purpose of examining such Records, and to discuss matters relating to the Receivables or the Servicer's performance under this Agreement with any officer or employee of the Servicer having knowledge of such matters. In connection therewith, the Purchaser may institute procedures to permit it to confirm balances in respect of any Pool Receivables. The Servicer agrees to render to the Purchaser such clerical and other assistance as may be reasonably requested with regard to the foregoing. If a Termination Event shall have occurred and be continuing the Servicer shall promptly upon request therefor deliver to the Purchaser records reflecting activity through the close of business on the Business Day immediately preceding the occurrence of such Termination Event and turn over to the Purchaser or to its representatives all of the Servicer's books and records pertaining to the Pool Receivables, including all Records.

         SECTION 6.6. SERVICER NOT TO RESIGN.

         The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (a) the performance of its duties hereunder has become impermissible under applicable law, and (b) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (a) above by an opinion of counsel to such effect delivered to the Purchaser. No such resignation shall become effective until a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance herewith.

         SECTION 6.7. INDEMNITIES BY THE SERVICER.

         (a) Without limiting any other rights that an Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts which may be imposed on, incurred by or asserted against an Indemnified Party in any way arising out of or relating to any breach of the Servicer's obligations under this Agreement. Without limiting or being limited by the foregoing, the Servicer shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

                  (i) reliance on any representation or warranty made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement, any Related Document or any report or other information delivered by the Servicer pursuant hereto which shall have been incorrect in any material respect when made or deemed made or delivered; or

                  (ii) the failure by the Servicer to comply with any term, provision or covenant contained in this Agreement, any Related Document or any agreement executed by it in connection with this Agreement or with any applicable law, rule or regulation with respect to any Pool Receivable or its related Contract, or the imposition of any Adverse Claim (except as permitted hereunder) with respect to a Pool Receivable as a result of the Servicer's actions hereunder.

         (b) Any Indemnified Amounts subject to the indemnification provisions of this Section 6.7 shall be paid to the Indemnified Party within five Business Days following demand therefor.

         SECTION 6.8. APPOINTMENT OF THE SUCCESSOR SERVICER.

         In connection with any termination of the Servicer's responsibilities under this Agreement, the Administrative Agent shall (a) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations as Servicer (but not in any other capacity, including specifically not its obligations under Section 6.7) under this Agreement (and except that the Administrative Agent makes no representations and warranties pursuant to Section 4.3), or (b) appoint a successor servicer to the Servicer which shall be acceptable to the Purchaser and shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement (the Administrative Agent, in such capacity, or such successor servicer being referred to as the "SUCCESSOR SERVICER"); PROVIDED, that the Successor Servicer shall have no responsibility for any actions of the Servicer prior to the date of its appointment as Successor Servicer. In selecting a Successor Servicer, the Administrative Agent may obtain bids from any potential Successor Servicer and may agree to any bid it deems appropriate and consistent with the servicing fees charged by servicers providing similar services. The Successor Servicer shall accept its appointment by executing, acknowledging and delivering to the Administrative Agent, the Purchaser and the Seller an instrument in form and substance acceptable to the Administrative Agent and the Purchaser.

         SECTION 6.9. DUTIES OF THE SERVICER FOLLOWING APPOINTMENT OF A SUCCESSOR SERVICER.

         At any time following the appointment of a Successor Servicer, Servicer agrees that it will terminate its activities as Servicer hereunder in a manner acceptable to the Purchaser and the Successor Servicer so as to facilitate the transfer of servicing to the Successor Servicer including, without limitation, timely delivery to the Successor Servicer, at a place selected by the Successor Servicer, of all Servicing Records and other information with respect to the Pool Receivables. The Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitely vest and confirm in the Successor Servicer all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

         SECTION 6.10. EFFECT OF TERMINATION OR RESIGNATION.

         Any termination or resignation of the Servicer under this Agreement shall not affect any claims that the Purchaser or the Administrative Agent may have against the Servicer for events or actions taken or not taken by the Servicer arising prior to any such termination or resignation.

                                   ARTICLE VII

                               TERMINATION EVENTS

         SECTION 7.1. TERMINATION EVENTS.

         If any of the following events (each, a "TERMINATION EVENT") shall occur and be continuing:

         (a) (i) the Seller shall default in the payment of any amount owed by it hereunder and such failure shall remain unremedied for two Business Days, or
(ii) the Seller or the Servicer shall fail to perform or observe any other term, covenant or agreement contained in this Agreement and such failure shall remain unremedied for ten Business Days, in each case after written notice thereof shall have been given by the Administrative Agent to the Seller or the Servicer, as the case may be;

         (b) a default shall have occurred and be continuing under any instrument or agreement evidencing, securing or providing for the issuance of Debt of the Originator or the Servicer in a Material Amount or Debt of the Seller in any amount, and such failure has continued for a period in excess of any applicable grace period (without giving effect to any waiver or extension of such grace period);

         (c) (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of any of the Originator, the Servicer or the Seller in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any of the Originator, the Servicer or the Seller or for any substantial part of any of their respective property or ordering the winding up or liquidation of any of the Originator's, the Servicer's or the Seller's affairs; or (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against any of the Originator, the Servicer or the Seller; or (iii) any of the Originator, the Servicer or the Seller shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) any of the Originator, the Servicer or the Seller shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes; or (v) the Originator, the Servicer or the Seller shall take any corporate action to authorize any of the actions set forth in this subsection;

         (d) judgments or orders for the payment of money in excess of the Originator Judgment Amount in the aggregate against the Originator, the Servicer or any of their respective Affiliates (other than such judgments or orders in respect of which adequate insurance is maintained for the payment thereof after giving effect to any deductible) shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days or more;

         (e) a judgment or order for the payment of money is rendered against the Seller;

         (f) there is a material breach of any of the representations and warranties of either (i) the Seller set forth in Section 4.1 or 4.2 or (ii) of the Servicer set forth in Section 4.3;

         (g) any Governmental Authority (including the Internal Revenue Service or the Pension Benefit Guaranty Corporation) shall file notice of a lien with regard to any assets of the Originator (other than a lien (i) limited by its terms to assets other than Receivables and (ii) not materially adversely affecting the financial condition of the Originator or the Originator's ability to perform as Servicer hereunder);

         (h) any Governmental Authority (including the Internal Revenue Service or the Pension Benefit Guaranty Corporation) shall file notice of a lien with regard to any of the assets of the Seller;

         (i) the Administrative Agent shall have reasonably determined in good faith that any event which materially adversely affects the collectibility of the Receivables has occurred, or that any other event which materially adversely affects the financial condition of the Seller or the ability of the Seller to perform hereunder has occurred;

         (j) (i) the Receivables Sale Agreement shall for any reason cease to evidence the transfer to the Seller (or its assignees or transferees) of the legal and equitable title to, and beneficial ownership of, the Pool Receivables or any Receivables Interest or (ii) this Agreement shall for any reason cease to evidence the transfer to the Purchaser of the legal and equitable title to, and beneficial ownership of, and a first priority perfected interest in the Pool Receivables;

         (k) the Receivables Sale Agreement shall have been amended or terminated without the written consent of the Purchaser and the Administrative Agent;

         (l) the Administrative Agent shall have determined that the purchase of Receivables Interests hereunder is impracticable due to a lowering or withdrawal of any of the ratings assigned to the Commercial Paper or restrictions in the amount of Pool Receivables it may purchase;

         (m) the aggregate Receivables Interest exceeds the Maximum Investment Percentage for a period of fifteen (15) consecutive days;

         (n) an event of default or an event which with the giving of notice or the passage of time, or both, would constitute an event of default shall have occurred under either of the Liquidity Agreement or the Collateral Agreement;

         (o) the Servicer shall assign or purport to assign any of its obligations hereunder or under the Receivables Sale Agreement without the prior written consent of the Administrative Agent; or

         (p) the Capital Investment exceeds the Purchase Limit for any two consecutive Business Days;

then, and in any such event, the Administrative Agent on behalf of the Purchaser may, and at the direction of the Liquidity Agent will, by written notice to the Seller, declare the Purchase Termination Date to have occurred, whereupon the Purchase Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Seller; PROVIDED, that in the event that any of the Termination Events described in subsection (c)(i), (iii), (iv) or (v) herein shall have occurred, the Purchase Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Seller.

         SECTION 7.2. ACTIONS UPON TERMINATION EVENT.

         If any Termination Event shall have occurred and be continuing and the Purchaser shall have declared the Purchase Termination Date to have occurred or the Purchase Termination Date shall have been deemed to have occurred pursuant to Section 7.1, then the Purchaser or, the Administrative Agent on behalf of the Purchaser, may exercise, in addition to any and all other rights and remedies otherwise available to it, all of the rights and remedies of a purchaser under the UCC (such rights and remedies to be cumulative and nonexclusive).

                                  ARTICLE VIII

                                 INDEMNIFICATION

         SECTION 8.1. INDEMNITIES BY THE SELLER.

         (a) Without limiting any other rights that the Purchaser, the Administrative Agent or any director, officer, employee or agent of such party (each an "INDEMNIFIED PARTY") may have hereunder, or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, and related costs and expenses of any nature whatsoever (including reasonable legal fees and disbursements) (other than taxes imposed or measured by the net income of the Purchaser or any Administrative Agent in the jurisdiction in which such party has its principal office), which may be imposed on, incurred by or asserted against an Indemnified Party in any way arising out of or relating to any breach of the Seller's obligations under this Agreement, excluding, however, Indemnified Amounts to the extent resulting solely from gross negligence or willful misconduct on the part of such Indemnified Party (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS"). Without limiting or being limited by the foregoing, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

                  (i) reliance on any representation or warranty made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement, any Related Document or any report or other information delivered by the Seller pursuant hereto or thereto which shall have been incorrect in any material respect when made or deemed made or delivered; or

                  (ii) the failure by the Seller to comply with any term, provision or covenant contained in this Agreement, any Related Document or any agreement executed by it in connection with this Agreement or with any applicable law, rule or regulation with respect to any Pool Receivable or its related Contract, or the nonconformity of any Pool Receivable or its related Contract with any such applicable law, rule or regulation.

         (b) Any Indemnified Amounts subject to the indemnification provisions of this Section 8.1 shall be paid to the Indemnified Party within five Business Days following demand therefor.

         (c) The Seller certifies that it may assign the rights of indemnity granted to it by the Originator under the Receivables Sale Agreement to the Purchaser and the Purchaser may in turn assign such rights. The Seller hereby assigns to the Purchaser such rights of indemnity. The Originator hereby acknowledges such assignment and agrees that the Purchaser may enforce such indemnities directly without joinder of the Seller.

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

         SECTION 9.1. AUTHORIZATION AND ACTION.

         The Administrative Agent may take such action and carry out such functions under this Agreement as are specified by the terms of this Agreement or otherwise contemplated hereby or thereby or are reasonably incidental thereto or are delegated to it by the Purchaser under this Agreement or otherwise; PROVIDED, that the duties of the Administrative Agent hereunder shall be determined solely by the express provisions of this Agreement and any permissive right of the Administrative Agent hereunder shall not be construed as a duty.

         SECTION 9.2. RELIANCE, ETC.

         None of the Administrative Agent, any Affiliate thereof nor any of their respective directors, officers, agents or employees will be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement, or the Related Documents, except when caused solely by their own gross negligence or willful misconduct. Without limiting the generality of the foregoing or notwithstanding any term or provision hereof to the contrary, the Seller, the Servicer and the Purchaser hereby acknowledge and agree that the Administrative Agent: (a) acts as agent hereunder for the Purchaser, and has no duties or obligations to, will incur no liabilities or obligations to, and does not act as an agent in any capacity for, the Seller or the Originator, (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (c) makes no warranty or representation hereunder and shall not be responsible for any statements, warranties or representations made in or in connection with this Agreement or the Related Documents, (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the Related Documents on the part of the Seller, the Servicer or the Purchaser or to inspect the property (including the books and records) of the Seller, the Servicer or the Purchaser, (e) shall not be responsible to the Seller, the Servicer or the Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto (including the Related Documents), (f) shall incur no liability under or in respect of this

Agreement or the Related Documents by acting upon any notice or communication (including a communication by telephone), consent, certificate or other instrument or writing believed by it to be genuine and signed, sent or communicated by the proper party or parties and (g) shall not be bound to make any investigation into the facts or matters stated in any notice or other communication hereunder and may rely on the accuracy of such facts or matters.

         SECTION 9.3. CAPITAL USA, L.L.C. AND AFFILIATES.

         Capital USA, L.L.C. and its Affiliates may generally engage in any kind of business with the Seller, the Originator, the Servicer, the Purchaser or any Obligor any of their respective Affiliates and any Person who may do business with or own securities of such parties or any of their respective Affiliates, all as if Capital USA, L.L.C. were not the Administrative Agent, and without the duty to account therefor to the Seller, the Originator, the Servicer, the Purchaser or any other Person.

         SECTION 9.4. COMMUNICATION WITH OBLIGORS.

         Each of the Seller, the Originator and the Servicer acknowledge and agree that the Administrative Agent may confirm the status and outstanding amount of any Receivable with the Obligor thereof.


                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.1. NOTICES, ETC.

         All notices and other communications provided for hereunder, unless otherwise stated herein, shall be in writing and mailed or telecommunicated, or delivered as to each party hereto, at its address set forth on Schedule 3 or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall not be effective until received by the party to whom such notice or communication is addressed.

         SECTION 10.2. BINDING EFFECT; ASSIGNABILITY; SURVIVAL.

         This Agreement shall be binding upon and inure to the benefit of the Seller, the Originator, the Servicer, the Purchaser, the Administrative Agent and their respective permitted successors and assigns. None of the Seller, the Originator or the Servicer may assign any of their rights and obligations hereunder or any interest herein without the prior written consent of the Purchaser and the Administrative Agent. The Purchaser and the Administrative Agent may, at any time, without the consent of the Seller, the Originator or the Servicer assign any of their respective rights and obligations hereunder or interest herein to any Person and, in such respect, specific references in this Agreement to assignees of the Purchaser or the Administrative Agent are for convenience only and not by way of limitation of such general rights. Any such assignee may further assign at any time its rights and obligations hereunder or interests herein without the consent of the Seller, the Originator or the Servicer. Without limiting the generality of the foregoing, the Purchaser hereby notifies the Seller, the Originator and the Servicer that it intends to fund its purchases of Receivables under this Agreement through the issuance of Commercial Paper and intends to assign its interests hereunder to a collateral agent or trustee for the holders of the Commercial Paper and the lenders or purchasers under the Liquidity Agreement. The Seller, the Originator and the Servicer agree to reasonably cooperate with the Purchaser and the Administrative Agent in all matters facilitating such assignments. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until its termination; PROVIDED, that the rights and remedies with respect to any breach of any representation and warranty made by the Seller, the Originator or the Servicer pursuant to Article IV and the indemnification and payment provisions of Article VIII shall be continuing and shall survive any termination of this Agreement.

         SECTION 10.3. COSTS, EXPENSES AND TAXES.

         (a) In addition to the rights of indemnification under Section 8.1 hereof, the Seller agrees to pay to the Purchaser, upon demand, the Seller's Share of all Additional Liquidity Costs and reasonable out-of-pocket costs and expenses and taxes (other than taxes imposed or measured by the net income of the Purchaser or any Administrative Agent in the jurisdiction in which the Purchaser or the Administrative Agent, as the case may be, has its principal office) incurred by the Purchaser or the Administrative Agent in connection with the administration (including periodic auditing, Rating Agency requirements, modification and amendment) of this Agreement, the Related Documents and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Purchaser and the Administrative Agent with respect thereto and with respect to advising the Purchaser and the Administrative Agent as to its rights and remedies under this Agreement, the Related Documents and the other agreements executed pursuant hereto (collectively, "OTHER COSTS"). The Seller further agrees to pay within five Business Days after demand all reasonable costs, counsel fees and expenses in connection with the negotiation, preparation, execution and delivery and/or enforcement (whether through negotiation, legal proceedings or otherwise) of this Agreement, the Related Documents and the other agreements and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 10.3; PROVIDED, however, that legal fees for the negotiation, preparation, execution and delivery of this Agreement and the Related Documents shall not exceed the amount set forth in the commitment letter (the "Cap"), expenses shall be in addition to the Cap.

         (b) The Administrative Agent will notify the Seller of any event occurring after the date of this Agreement that will result in Other Costs as promptly as practicable after the Administrative Agent obtains knowledge thereof and will provide the Seller with a notice setting forth the basis and amount of each such determination, which determination shall be conclusive.

         (c) If the Seller, the Originator or the Servicer fails to perform any agreement or obligation contained herein, the Purchaser or the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of such party incurred in connection therewith shall be payable by the party which has failed to so perform upon such party's demand therefor.

         SECTION 10.4. CONFIDENTIALITY.

         Except to the extent otherwise required by applicable law or unless the Purchaser shall otherwise consent in writing, each of the Seller, the Originator and the Servicer agrees to maintain the confidentiality of this Agreement (and all drafts hereof and documents ancillary hereto [and thereto]) in its communications with third parties and otherwise and not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto).

         SECTION 10.5. NO PROCEEDINGS.

         The Seller, the Originator and the Servicer each hereby agree that it will not, directly or indirectly, institute, or cause to be instituted, against the Purchaser or the general partner of the Purchaser any proceeding of the type referred to in Section 7.1(c) so long as there shall not have elapsed one year plus one day since the latest maturing Commercial Paper have been paid in full in cash. The Originator, the Servicer, the Purchaser and the Administrative Agent each hereby agree that it will not, directly or indirectly, institute, or cause to be instituted, against the Seller any proceeding of the type referred to in Section 7.1(c) so long as there shall not have elapsed one year plus one day since the termination of this Agreement. The requirements of this Section
10.5 shall survive the termination and assignment of this Agreement. The Administrative Agent shall provide the Originator with written notice of the maturity date of such latest maturing Commercial Paper.

         SECTION 10.6. AMENDMENTS; WAIVERS; CONSENTS; REMEDIES.

         No modification, amendment or waiver of or with respect to any provision of this Agreement, the Related Documents or any other agreements, instruments and documents delivered pursuant hereto, nor consent to any departure by the Seller, the Originator or the Servicer from any of the terms or conditions thereof, shall be effective unless it shall be in writing and signed by each of the parties hereto. Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand on the Seller, the Originator or the Servicer in any case shall, in itself, entitle it to any other consent or further notice or demand in similar or other circumstances. This Agreement, the Related Documents and the documents referred to therein embody the entire agreement among the Seller, the Purchaser, the Originator, the Administrative Agent and the Servicer and supersede all prior agreements and understandings relating to the subject hereof. No failure on the part of the Purchaser or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

         SECTION 10.7. SEVERABILITY.

         In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, shall not in any way be affected or impaired thereby in such jurisdiction and the validity, legality and enforceability of the remaining provisions or obligations, shall not be impaired thereby in any other jurisdiction.

         SECTION 10.8. DESCRIPTIVE HEADINGS.

         The descriptive headings of the various sections of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         SECTION 10.9. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NORTH CAROLINA.

         (b) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NORTH CAROLINA AND THE UNITED STATES DISTRICT COURT LOCATED IN CHARLOTTE, NORTH CAROLINA AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESSES SET FORTH ON THE ATTACHED SCHEDULE 3, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER, AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 10.9(b) SHALL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT ANY SUCH PARTY'S RIGHT TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

         (c) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

         SECTION 10.10. EXECUTION IN COUNTERPARTS.

         This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.



                  [remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Receivables Purchase and Servicing Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                 SUNBEAM ASSET DIVERSIFICATION, INC.,
                                  as the Seller

                                  By: /s/ Steven A. Dalberth
                                      -----------------------------------------
                                     Name: Steven A. Dalberth
                                     Title: Vice President & Treasurer

                                  LLAMA RETAIL FUNDING, L.P.,
                                   as Purchaser,

                                  By Llama Retail Funding Corp.,
                                      its general partner

                                  By: /s/ Michael J. Bevacqua
                                      -----------------------------------------
                                     Name: Michael J. Bevacqua
                                     Title: Vice President

                                  SUNBEAM PRODUCTS, INC.,
                                   individually and as Servicer

                                  By: /s/ Steven A. Dalberth
                                      -----------------------------------------
                                     Name: Steven A. Dalberth
                                     Title: Director, Treasury Operations

                                  CAPITAL USA, L.L.C.,
                                   as Administrative Agent

                                  By: /s/ Michael J. Bevacqua
                                      -----------------------------------------
                                     Name: Michael J. Bevacqua
                                     Title: Vice President

                                                                         ANNEX I

                                   DEFINITIONS

ACCRUED DAILY FEES AND EXPENSES: With respect to any Collection Period, the product of (a) the Purchase Limit less the average of the daily Capital Investment during such Collection Period, (b) a fraction (i) the numerator of which is the number of days in the Collection Period ending on such day and (ii) the denominator of which is 360, and (c) the Program Fee Rate.

ACCRUED DAILY SERVICING FEE: With respect to any Collection Period, the product of (a) the Servicing Fee Rate, (b) the Average Outstanding Balance of all Pool Receivables for such Collection Period, and (c) the actual number of days in such Collection period divided by 360.

ACCRUED DAILY YIELD: With respect to any Collection Period, the sum of (a) the product of (i) a fraction (A) the numerator of which is the number of days in the Collection Period ending on such day and (B) the denominator of which is 360, (ii) the Applicable Margin and (iii) the average of the daily Capital Investment during such Collection Period, plus (b) the Seller's Share of (i) the amount of discount which has accrued during such Collection Period on Commercial Paper issued by the Purchaser, and (ii) the amount of interest which has accrued during such Collection Period on Liquidity Loans, minus (c) the Seller's Share of the amount of net gains and net income realized on Permitted Investments in the investment subaccount of the Collateral Account during such Collection Period, as determined by the Administrative Agent.

ADDITIONAL LIQUIDITY COSTS: Any additional costs to the Purchaser under any Liquidity Agreement resulting from any: (a) changes in the basis of taxation of any amounts payable to the lender under the Liquidity Agreement; (b) imposition or modification of any reserve, special deposit or similar requirements relating to any assets or liabilities of such lender, or the commitment of such entity to make Liquidity Loans; (c) alteration of the amount of capital required to be maintained in respect of its Liquidity Loans; (d) change in or interpretation of any law or regulation or compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law); or (e) imposition of any other condition affecting this Agreement.

ADMINISTRATIVE AGENT: Capital USA, L.L.C. as Administrative Agent hereunder, together with its successors and assigns.

ADVERSE CLAIM: Any claim of ownership or any lien, security interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a lien or security interest, other than the security interest created under this Agreement.

AFFILIATE: As to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person within the meaning of control under Section 15 of the Securities Act of 1933, as amended.

AGREEMENT: This Receivables Purchase Agreement which include the exhibits, annexes and schedules hereto and thereto and any amendment or supplement hereto and thereto.

APPLICABLE MARGIN: .27% per annum as to Tier I Obligors and .57% per annum as to Tier II Obligors.

APPLICABLE MARGIN RESERVE:  As defined in Exhibit A.

AVAILABLE FUNDS: On any Business Day, all amounts on deposit in the Collection Account, including, without limitation, funds deposited pursuant to Section 2.7(b) other than Escrowed Amounts.

AVERAGE OUTSTANDING BALANCE OF ALL POOL RECEIVABLES: For any period, the sum of the Outstanding Balance of Pool Receivables (other than Defaulted Receivables) on each day during such period, divided by the number of days in such period.

BALANCE SHEET DATE:  December 29, 1996.

BILLED AMOUNT: With respect to any Receivable, the amount billed to the Obligor thereof, net of contractual adjustments, discounts, Promotional Allowances, or other reductions permitted under the terms of the related Contract.

BILLING DATE: The date on which the invoice with respect to a Receivable was generated by the Originator.

BUSINESS DAY: Any day of the year other than a Saturday, Sunday or any day on which banks generally are required, or authorized, to close in New York, New York or Fayetteville, Arkansas.

CAPITAL INVESTMENT: At any time, the (a) original amount paid to the Seller for a Receivable Interest at the time of its purchase by the Purchaser pursuant to this Agreement, MINUS (b) any amounts deposited into the Collateral Account in reduction of such Capital Investment pursuant to Sections 2.8, 2.9 or 2.10 (such reduction to be effective only after the expiration of the Escrow Period, if applicable).

CLOSING DATE:  December 4, 1997.

COLLATERAL ACCOUNT: The account maintained with the Collateral Agent into which amounts payable to the Purchaser hereunder are to be deposited.

COLLATERAL AGENT: The financial institution acting as collateral agent on behalf of the Purchaser, the Liquidity Agent and the Depositary.

COLLATERAL AGREEMENT: Any agreement among the Collateral Agent, the Purchaser, the Administrative Agent, a Liquidity Agent and the Depositary in connection with the administration of the Collateral Account and the grant of the security interest by the Purchaser to the Collateral Agent of certain assets of the Purchaser.

COLLECTION ACCOUNT:  The Eligible Bank Account described in Section 2.5.

COLLECTION PERIOD: With respect to any calculation or disbursement of Accrued Daily Yield, Accrued Daily Fees and Expenses or Accrued Daily Servicing Fees, the number of days elapsed from and including the last date as of which calculations or disbursements of Accrued Daily Yield, Accrued Daily Fees and Expenses or Accrued Daily Servicing Fees were made to but excluding the effective date of such calculation or disbursement.

COLLECTIONS: With respect to any Receivable, all (a) cash collections and other cash proceeds of such Receivable, (b) all amounts deemed to have been received pursuant to Section 2.10 and (c) all other proceeds of such Receivables.

COMMERCIAL PAPER: Commercial paper notes issued by the Purchaser to fund the Purchases hereunder and under Other Receivables Purchase Agreements.

CONTRACT: Any written agreement (or agreements) pursuant to, or under, which the Obligor thereof shall be obligated to make one or more payments to the Originator.

CP DISRUPTION EVENT: The inability of the Purchaser, at any time, whether as a result of a prohibition, a contractual restriction or any other event or circumstances whatsoever, to raise funds through the issuance of its commercial paper notes (whether or not constituting commercial paper notes issued to fund Purchases hereunder) in the United States commercial paper market.

CREDIT AND COLLECTION POLICIES: The credit, collection, customer relations and service policies of the Originator in effect on the Effective Date, as set forth in writing and delivered to and approved by the Purchaser, the Administrative Agent and the Liquidity Agent on or before the Effective Date pursuant to
Section 3.1(o), and, as such policies may hereafter be amended, modified or supplemented from time to time with the written consent of the Administrative Agent and the Liquidity Agent; PROVIDED, however, that no such consent shall be required for any amendment, modification or supplement that does not have an adverse effect on either (I) the collectibility of any Receivable or (II) the timeliness of any payment in respect of any Receivable.

CUMULATIVE SALES: For any period, the Billed Amounts of all Eligible Receivables originated by the Originator during such period.

DEBT: As to any Person: any and all (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services, (d) obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (e) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above, and (g) liabilities in respect of unfunded vested benefits under plans covered by ERISA. For the purposes hereof, the term "guarantee" shall include any agreement, whether such agreement is on a contingency or otherwise, to purchase, repurchase or otherwise acquire Debt of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services, in any such case primarily for the purpose of enabling another person to make payment of Debt, or to make any payment (whether as an advance capital contribution, purchase of an equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with the Debt of another Person, or to supply funds to or in any manner invest in another Person in connection with Debt of such Person.

DEFAULTED RECEIVABLE: Each Receivable the Obligor of which has taken any action, or suffered any event to occur, of the type described in Section 7.1(c).

DELINQUENT RECEIVABLE: Any Receivable, other than a Defaulted Receivable, as to which any payment, or part thereof, remains unpaid for more than 30 days past its Receivables Maturity Date.

DEPOSITARY: United States Trust Company of New York, or any other Person designated as the successor Depositary from time to time in connection with the issuance by the Purchaser of Commercial Paper.

DESIGNATED OBLIGOR: Each Tier I Obligor and Tier II Obligor listed on Schedule 4 to the Receivables Purchase Agreement, as the same may be revised from time to time by the Administrative Agent.

DILUTED RECEIVABLE: Any Receivable as to which (a) all or any portion of the Billed Amount thereof is reduced or canceled for any reason other than payment,
(b) the Servicer determines in accordance with its usual collection policies to be uncollectible or (c) any payment or portion thereof remains unpaid for more than 90 days from the related Receivables Maturity Date.

DILUTION RESERVE:  As defined in Exhibit A.

DILUTIONS: On any date of determination and for any indicated period, the sum of
(a) all reductions and cancellations of the Billed Amount of Receivables that occur for any reason other than payment, (b) the full Billed Amount of all Receivables the Servicer has determined in accordance with its usual collection policies to be uncollectible and (c) the full Billed Amount of all Receivables as to which any payment or portion thereof remains unpaid for more than 90 days from the related Receivables Maturity Date.

DOLLAR and $:  Lawful currency of the United States of America.

EFFECTIVE DATE: The date on which all conditions precedent to the effectiveness of this Agreement have been satisfied as designated by the Administrative Agent.

ELIGIBLE BANK ACCOUNT: Any account that is: (a) a segregated deposit account maintained with a depository institution or trust company whose short-term unsecured debt obligations are rated not less than A-1 by S&P and P-1 by Moody's, or (b) a segregated trust account maintained with, and on the corporate trust side of, a federally or state chartered depository institution, (i) whose long-term unsecured debt obligations are rated at least BBB by S&P and Baa2 by Moody's or (ii) as to which the Liquidity Agent has consented and the Rating Agencies have indicated in writing that the maintenance of such Eligible Bank Account with such depository institution will not result in the reduction or withdrawal of its then-existing rating of the Commercial Paper; PROVIDED that deposits with the commercial, savings or other department of such depository institution or trust company shall not constitute Permitted Investments (if otherwise satisfying the definition therefor) for such segregated trust account unless other Permitted Investments in an amount at least equal to the amount deposited have been pledged by such depository institution to and set aside under control of the trust department as collateral security for the deposit.

ELIGIBLE RECEIVABLE:  At any time, a Receivable:

         (a)      the Obligor of which is a Designated Obligor;

         (b) which is denominated and payable in Dollars in the United States of America;

         (c) the Billed Amount of which is (i) net of any set-off, recoupment, or other reductions (including, without limitation, reductions resulting from product returns and billing errors) and (ii) required to be paid pursuant to the terms of the related Contract, if any;

         (d) which has not been disputed, compromised, adjusted, extended, satisfied, subordinated, rescinded or modified;

         (e) which is not a Delinquent Receivable, a Defaulted Receivable or a Diluted Receivable;

         (f) which was created in accordance with the requirements of (i) applicable law, (ii) the Contract pertaining thereto (a copy of which has been delivered to the Administrative Agent) and (iii) the Credit and Collection Policies;

         (g) which was purchased on or prior to the relevant Purchase Date pursuant to the Receivables Sale Agreement and which immediately prior to its transfer to the Purchaser hereunder was owned by the Seller free and clear of any Adverse Claim and as to which, upon its inclusion in the Receivables Pool, the Purchaser will have purchased an undivided interest therein free and clear of any Adverse Claim;

         (h) as to which all necessary documentation (including an invoice) for payment of such Receivable by the Obligor thereof has been submitted to such Obligor and all other obligations of the Originator in respect thereof have been fulfilled;

         (i) which is an "account" within the meaning of the UCC of the jurisdiction where each of the Originator's and the Seller's principal executive office(s) are located;

         (j) which does not in any material respect contravene any laws, rules or regulations applicable thereto;

         (k) which constitutes the legal, valid and binding obligation of the Obligor thereof and is not subject to any dispute, claim or offset;

         (l) as to which neither the Originator nor the Seller had any knowledge of any fact which should have led either to expect at the time of sale of such Receivable that the Billed Amount of such Receivable would not be paid in full when due;

         (m) which is required to be paid in full by its Receivables Maturity Date;

         (n) which arises out of a "current transaction" as defined in Section 3(a)(3) of the Securities Act of 1933, as amended; and

         (o) which complies with such additional criteria and requirements as the Administrative Agent may from time to time specify to the Seller following 5 days' notice (the initial such other criteria and requirements being described on Schedule 1 to this Agreement);

PROVIDED, however, that any Receivable the Obligor of which is either a Tier I Obligor or a Tier II Obligor on the date such Receivable becomes a Pool Receivable shall remain an Eligible Receivable for 180 days after such Obligor's rating is reduced below the Required Rating (such Obligor being an "Affected Obligor"), PROVIDED, FURTHER, however, that no Receivable of an Affected Obligor arising on or after the date of such downgrade shall constitute an Eligible Receivable.

ERISA: The Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and the regulations promulgated thereunder.

ESCROW PERIOD: With respect to any Escrowed Amount, the period expiring on the 91st day (or such longer period as may be required by Section 547 of the United States Bankruptcy Code to the extent the Seller or the Originator was an "insider" within the meaning of Section 547 of the United States Bankruptcy Code at the time of such transfer) following the deposit or allocation of such Escrowed Amount into the Escrowed Amount Subaccount.

ESCROWED AMOUNT: On any Business Day, an amount equal to the sum of all amounts required to be paid by the Seller, the Servicer or the Originator pursuant to Sections 2.10, 8.1, 10.3 or otherwise, to the extent such amounts have been deposited into the Collection Account by the Seller, the Originator or the Servicer or allocated in accordance with Sections 2.7, 2.8 or 2.10 out of amounts otherwise payable to the Seller, the Servicer or the Originator, as the case may be, and with respect to which the related Escrow Period shall not have expired. In no event shall Escrowed Amounts include payments made by an Obligor in respect of the Pool Receivables.

ESCROWED AMOUNT SUBACCOUNT:  Has the meaning specified in Section 2.5.

EURODOLLAR LOAN: A Liquidity Loan which bears interest at a rate per annum determined on the basis of the London interbank offered rate.

FEE RESERVE:  As defined in Exhibit A.

FINAL PURCHASE DATE: The earlier of (i) December 3, 1998 and (ii) the expiration date of the Liquidity Agreement, or such later date as may be agreed to in writing by the Administrative Agent, in its sole discretion.

GAAP: Generally accepted accounting principles as in effect in the United States, consistently applied, as of the date of such application.

GOVERNMENTAL AUTHORITY: The United States of America, any state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

INCIPIENT EVENT: An event which, upon the giving of notice or the passage of time, or both, would become a Termination Event.

INDEMNIFIED AMOUNTS:  Has the meaning specified in Section 8.1(a).

INDEMNIFIED PARTY:  Has the meaning specified in Section 8.1(a).

LIQUIDITY AGENT: The financial institution acting as liquidity agent under a Liquidity Agreement.

LIQUIDITY AGREEMENT: Any agreement with financial entities in connection with the provision of liquidity and/or credit support for Commercial Paper issued by the Purchaser.

LIQUIDITY LOANS: Borrowings or sales by the Purchaser under a Liquidity
Agreement.

LOCKBOX ACCOUNT: The bank account established with the Lockbox Bank pursuant to the Lockbox Agreement into which all Collections in respect of Pool Receivables shall be deposited.

LOCKBOX AGREEMENT: The agreement among the Administrative Agent, the Agent, the Purchaser and the Lockbox Bank, with respect to the Lockbox Account.

LOCKBOX BANK:  State Street Bank and its successors and permitted assigns.

MATERIAL AMOUNT: $50,000,000, as adjusted in the reasonable judgment of the Administrative Agent and the Liquidity Agent upon written notice to the Originator and the Servicer.

MAXIMUM INVESTMENT PERCENTAGE:  100%.

MINIMUM DILUTION RESERVE AMOUNT:  $0.

MINIMUM INVESTMENT AMOUNT:  $100,000.

MINIMUM PURCHASE AMOUNT:  $100,000.

MONTHLY REPORT: The monthly report of the Servicer, substantially in the form of Exhibit C hereto.

MOODY'S:  Moody's Investors Service, Inc. and any successor thereto.

NET RECEIVABLES POOL BALANCE:  As defined in Exhibit A.

OBLIGOR:  A Person obligated to make payments pursuant to a Contract.

OFFICER'S CERTIFICATE: With respect to any Person, a certificate signed by the Chairman of the Board, Vice Chairman of the Board, the President, a Vice President, the Treasurer, the Secretary or any other duly authorized officer of such Person acceptable to the Administrative Agent.

ORIGINATOR:  Has the meaning specified in the Receivables Sale Agreement.

ORIGINATOR JUDGMENT AMOUNT:  A Material Amount, as defined in this Annex.

OTHER COSTS:  Has the meaning specified in Section 10.3(a).

OTHER RECEIVABLES PURCHASE AGREEMENTS: Other agreements for the purchase or funding of trade receivables of any Designated Obligor entered into from time to time by the Purchaser.

OUTSTANDING BALANCE: Of any Receivable, at any time, an amount (not less than zero) equal to (a) its Billed Amount, MINUS (b) all Collections received with respect thereto, MINUS (c) (without duplication) all amounts for discounts or any other modifications to the Billed Amount; PROVIDED, that if the Administrative Agent or the Servicer makes a determination that all payments with respect to such Receivable have been made, its Outstanding Balance shall be deemed to be zero for all purposes.

PERMITTED INVESTMENTS: One or more of the following obligations which (a) are denominated and payable in Dollars (b) acquired at a purchase price of not greater than par, (c) have a predetermined and unalterable fixed Dollar amount of principal due at maturity and (d) do not have an "r" suffix to its rating by S&P:

       (i) direct obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States;

      (ii) repurchase agreements on obligations specified in clause (i); provided, that the short-term debt obligations of the party agreeing to repurchase are rated at least A-1 by S&P and P-1 by Moody's;

         (iii) federal funds, certificates of deposit, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days or, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any state; provided, that the short-term obligations of such depository institution or trust company are rated at least A-1 by S&P and P-1 by Moody's;

         (iv) commercial paper (having original maturities of not more than 30 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition are rated at least A-1 by S&P and P-1 by Moody's;

         (v) securities of money market funds rated at least Am by S&P, and A by Moody's; and

         (vi) such other investments as may be acceptable to the Purchaser and the Liquidity Agent and with respect to which each Rating Agency shall have confirmed in writing to the Purchaser and the Administrative Agent that such investment shall not result in a withdrawal or reduction of the then current rating by such Rating Agency of the Commercial Paper.

PERSON: An individual, partnership, corporation (including a business trust), joint stock company, limited liability company, limited partnership, trust, association, joint venture, Governmental Authority or any other entity of whatever nature.

POOL RECEIVABLE:  A Receivable in the Receivables Pool.

PROGRAM DOCUMENTS: The Liquidity Loan Agreement, the Collateral Agent Agreement, the Depositary Agreement, the Commercial Paper, the Administrative Agent Agreement, the Lockbox Agreement, the Indemnification Letter and the Dealer Agreements.

PROGRAM FEE RATE: .125%, as adjusted from time to time by written notice from the Administrative Agent to the Seller; any such change to be as a result of either a change in the credit quality of the Originator or a change in the pricing to the Purchaser under the Liquidity Agreement, as determined by the Administrative Agent.

PROMOTIONAL ALLOWANCE: With respect to any Receivable, the maximum amount of promotional discounts or similar deductions or rebates that the Originator has indicated to the Obligor thereof in writing may be charged against such Receivable.

PURCHASE: Each purchase by the Purchaser of a Receivables Interest in accordance with the provisions of Article II hereof.

PURCHASE CONDITIONS: The conditions precedent to each Purchase required to be satisfied pursuant to Section 4.2 of this Agreement.

PURCHASE DATE:  Any Business Day on which the Purchaser makes a Purchase .

PURCHASE LIMIT:  $70,000,000.

PURCHASE NOTIFICATION: The written notice from the Administrative Agent, on behalf of the Purchaser, delivered to the Seller notifying the Seller that the Purchaser has determined to make a Purchase requested by the Seller, which notice shall be in form of Exhibit E.

PURCHASE TERMINATION DATE: The earliest to occur of: (a) the date so designated pursuant to Section 7.1 of this Agreement as a result of the occurrence of a Termination Event, (b) the date designated in writing by the Seller to each of the Purchaser and the Administrative Agent, such date to occur no earlier than 10 Business Days following receipt by the last party to receive such notice and
(c) the Final Purchase Date.

PURCHASER:  Llama Retail Funding, L.P., a Delaware limited partnership.

RATING AGENCY:  Each of Moody's and S&P.

RECEIVABLE: On any day, any indebtedness of any Obligor under a Contract, whether constituting an account, chattel paper, instrument or general intangible, (a) that arises from a sale of merchandise or the performance of services by the Originator and (b) in which the Seller has acquired an interest pursuant to the Receivables Sale Agreement. Each Receivable shall include the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto.

RECEIVABLE MATURITY DATE: For any Receivable, the due date for payment specified in the related Contract (not greater than 120 days), or, if no due date is so specified, 120 days from the Billing Date for such Receivable; notwithstanding the foregoing, with the prior written consents of the Administrative Agent and the Liquidity Agent, up to 15% of the Net Receivables Pool Balance may be comprised of Eligible Receivables with payment due dates of up to 180 days.

RECEIVABLES INTEREST: At any time, an undivided percentage ownership interest at such time in (i) all then outstanding Pool Receivables, (ii) all Related Security with respect to such Pool Receivables and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and the Related Security.

RECEIVABLES POOL: At any time, all then outstanding Receivables. If, with respect to any Receivables Interest, a Receivable is a Pool Receivable on the day immediately preceding the Purchase Termination Date, such Receivable shall continue to be considered a Pool Receivable with respect to such Receivables Interest at all times thereafter.

RECEIVABLES SALE AGREEMENT: The Receivables Sale and Contribution Agreement, dated as of an even date herewith, between the Originator and the Seller in the form delivered to the Administrative Agent pursuant to the requirements of
Section 3.1 with such amendments as may have been approved by the Administrative Agent, the Agent and the Liquidity Agent.

RECORDS: All Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Originator, the Servicer or the Seller with respect to Receivables and Obligors.

REGULATORY CHANGE: Any and all changes after the Effective Date in federal, state or foreign law or regulations or the adoption or making after such date of any interpretation, directive or request applying to the provider of the Liquidity Loans of or under any federal, state or foreign law or regulations (whether or not having the force of law) by any Governmental Authority (including the Federal Reserve Board), or foreign governmental authority, charged with the interpretation or administration thereof.

RELATED DOCUMENTS: The Receivables Sale Agreement, the Sale Assignment, the Receivables Purchase Agreement and all agreements, instruments, certificates, financing statements or other documents required to be delivered hereunder or thereunder.

RELATED SECURITY:  With respect to any Pool Receivable:

         (i) all of the Seller's right, title and interest in and to all purchase orders or other agreements that relate to such Pool Receivable;

         (ii) all of the Seller's interest in the merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Pool Receivable;

         (iii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Pool Receivable, whether pursuant to the Contract related to such Pool Receivable or otherwise;

         (iv) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Pool Receivable whether pursuant to the Contract related to such Pool Receivable or otherwise;

         (v) all Collections and Records with respect to any of the foregoing;
and

         (vi) all proceeds of any of the foregoing.

REQUEST NOTICE: A notice consisting of (a) an Officer's Certificate of the Seller, substantially in the form of Exhibit D, together with all schedules thereto and (b) data in the form of a computer print-out, tape or other form to be agreed upon from time to time by the Administrative Agent and the Seller, which enables the Administrative Agent to identify all Receivables of the Seller and the Required Information with respect thereto.

REQUIRED INFORMATION: With respect to a Receivable, (a) the invoice number, (b) the Billed Amount, (c) any discounts, (d) the Receivable Maturity Date thereof,
(e) the Billing Date, (f) whether or not such Receivable is an Eligible Receivable, (g) the Obligor thereof and (h) such other additional items from time to time requested by the Administrative Agent.

REQUIRED RATING: As to any Tier I Obligor or Tier II Obligor either of the short-term unsecured debt ratings by S&P or Moody's set forth opposite such Obligor's name in Schedule 4 to the Receivables Purchase Agreement.

REVOLVING PERIOD: The period commencing on the Effective Date of this Agreement and ending on the day prior to the Purchase Termination Date.

S&P: Standard & Poor's, a Division of The McGraw-Hill Companies Inc. and any successor thereto.

SALE ASSIGNMENT: The assignment entered into between the Originator and the Seller pursuant to the Receivables Sale Agreement.

SELLER:  Sunbeam Asset Diversification, Inc.

SELLER'S SHARE: As of any date, the ratio (determined by the Administrative Agent) of the Capital Investment under this Agreement to the aggregate of the Capital Investment under this Agreement and the aggregate capital investments made by the Purchaser under all Other Receivables Purchase Agreements as of such date; PROVIDED, HOWEVER, that for the purposes of making the allocations specified in Section 10.3(c), the Seller's Share shall be equal to the ratio (determined by the Administrative Agent) of the Purchase Limit to the aggregate of the Purchase Limit and the purchase limits under all Other Receivables Purchase Agreements.

SERVICER: The Originator and its permitted successors and assigns from time to time hereunder.

SERVICING FEE: A fee payable by the Seller to the Servicer or Successor Servicer on each Settlement Date equal to (a) the sum of the Accrued Daily Servicing Fees for each Collection Period during the related Settlement Period, MINUS (b) any amounts owing by the Servicer (as Originator) to the Purchaser pursuant to
Section 2.10.

SERVICING FEE RATE:  1.0%.

SERVICING RECORDS: All documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Servicer with respect to the Pool Receivables and the Obligors.

SETTLEMENT DATE: The fifth Business Day following the end of each Settlement Period, or more frequently at the option of the Purchaser and the Administrative Agent.

SETTLEMENT PERIOD: In the case of the initial Settlement Period, the period beginning with the Effective Date to and including the last day of the calendar month in which such Effective Date occurs; with respect to the final Settlement Period, the period ending on the Purchase Termination Date and beginning with the first day of the calendar month in which the Purchase Termination Date occurs; and with respect to all other Settlement Periods, each calendar month.

SUBSIDIARY: As to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

SUCCESSOR SERVICER:  Has the meaning specified in Section 6.8.

TAX or TAXES: All taxes, charges, fees, levies or other assessment, including, without limitation, income, gross receipts, profits, withholding, excise, property, sales, use, occupation and franchise taxes (including, in each such case, any interest, penalties or additions attributable to or imposed on or with respect to any such taxes, charges, fees or other assessments) imposed by the United States, any state or political subdivision thereof, any foreign government or any other jurisdiction or taxing authority.

TERMINATION EVENT:  Has the meaning specified in Section 7.1.

TIER I OBLIGOR: Any Obligor listed on Schedule 4 to the Receivables Purchase Agreement as a "Tier I Obligor."

TIER II OBLIGOR: Any Obligor listed on Schedule 4 to the Receivables Purchase Agreement as a "Tier II Obligor."

UCC: For any jurisdiction, the Uniform Commercial Code as from time to time in effect in such jurisdiction.

YIELD SUBACCOUNT:  The Yield Subaccount of the Collateral Account.

YIELD RESERVE:  As defined in Exhibit A.

ATTACHMENT TO EXHIBIT 10S FILED BY SUNBEAM CORPORATION

The following Annexes and Exhibits are not filed herewith but will be provided to the Commission upon request.

ANNEX II - CONDITIONS TO EFFECTIVENESS
ANNEX III - CONDITIONS TO EACH PURCHASE
ANNEX IV - SELLER REPORTING REQUIREMENTS
ANNEX V - SERVICER REPORTING REQUIREMENTS

EXHIBIT A - THE RESERVES
EXHIBIT B - FORM OF NOTICE OF DISBURSEMENTS
EXHIBIT C - MONTHLY REPORT
EXHIBIT D - REQUEST NOTICE
EXHIBIT E - FORM OF PURCHASE NOTIFICATION
EXHIBIT F - OFFICER'S CERTIFICATE FOR SUNBEAM ASSET DIVERSIFICATION, INC. EXHIBIT G - OFFICER'S CERTIFICATE FOR SUNBEAM PRODUCTS, INC.
EXHIBIT H - FORM OF OPINION OF COUNSEL OF SELLER AND ORIGINATOR

SCHEDULE 1 - ADDITIONAL ELIGIBLE RECEIVABLES CRITERIA
SCHEDULE 2 - ORIGINATOR AND SELLER LOCATIONS AND ORIGINATOR NAMES
SCHEDULE 3 - ADDRESSES FOR NOTICES
SCHEDULE 4 - DESIGNATED OBLIGORS